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                                                                     EXHIBIT 3.2


                             MEDICAL ALLIANCE, INC.

                              AMENDED AND RESTATED
                                     BYLAWS


                                   ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. PLACE OF HOLDING MEETINGS. All meetings of the shareholders shall be held at the office of the corporation in Dallas, Texas, or such other place as any one or more director or officer may from time to time designate. Meetings may be held within or without the state of Texas.

         SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held at 10:00 A.M. on the 3rd Saturday of September of each year, or at such other date or time as may be determined by the Board of Directors. At each annual meeting, the shareholders shall elect a Board of Directors, and they may transact their corporate business as shall be stated in the notice of the meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, the secretary, the Board of Directors or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.

         SECTION 4. LIST OF SHAREHOLDERS. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be kept on file at the registered office of the corporation for a period of ten days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present.

         SECTION 5. NOTICE OF SHAREHOLDERS' MEETINGS. Written or printed notice, stating the time and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Whenever notice of a meeting is required, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
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         SECTION 6.  VOTING.  Except as provided in the Articles of
Incorporation, as amended from time to time (the "Articles of Incorporation"), each shareholder shall be entitled to one (1) vote for each share of capital stock standing in his name on the books of the corporation on the date on which notice of the meeting is delivered; provided, however, that if such day is less than ten (10) days prior to the date of the meeting, the record date for determining the shares entitled to be voted shall be the tenth (10) day prior to the date of the meeting. At each election for directors, each shareholder shall have the right to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of shares held by such shareholder, or by distributing such votes on the same principal among any number of such candidates.

         SECTION 7. QUORUM. The holders, represented in person or by proxy, of a majority of the shares entitled to vote, shall constitute a quorum at a meeting of the shareholders.

         SECTION 8. NUMBER OF VOTES REQUIRED AND MANNER OF VOTING AT SHAREHOLDERS' MEETING. Unless by law a greater number of votes is required for the question under consideration, the vote of the holders of a majority of the shares present and entitled to be voted shall be the act of the shareholders' meeting. Any qualified voter may demand a vote by ballot and in that case such vote shall be taken.

         SECTION 9. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER AND QUALIFICATIONS. The business and affairs of the corporation shall be managed by a Board of Directors of the corporation. Except as provided in the Articles of Incorporation and that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of July 10, 1992, the number of directors of the corporation will be at least one and not more than seven. Except as provided in the Articles of Incorporation, the number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

         SECTION 2. ELECTION. Members of the initial Board of Directors shall hold office until the first meeting of the shareholders and until their successors shall have been elected and qualified. Thereafter, the complete Board of Directors shall be elected at each annual meeting of the shareholders and shall hold office until the next succeeding annual meeting and until their successors have been elected and qualified.





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         SECTION 3.  RESIGNATION.  Any director may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the president or secretary. No acceptance of a resignation shall be necessary to make it effective.

         SECTION 4. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Except as provided in the Articles of Incorporation, any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held at the principal office of the corporation in Dallas, Texas, or at such other place as the directors may determine from time to time. All such Board of Directors meetings may be held either within or without the state of Texas.

         SECTION 6. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the principal office of the corporation, or at such other place as they may determine, for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

         SECTION 7.  OTHER MEETINGS.

                (a) REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

                (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the president and shall be called by the president or secretary at any time upon the request of (one (1) director in writing. Notice of any special meeting shall be given to each of the directors at least one (1) day prior to the time specified for the meeting, and may be given by any means of communication.

                (c) WAIVER. Any notice provided for a meeting of the Board of Directors may be waived by a director in writing either before or after the meeting, and attendance at any meeting shall be considered as a waiver of any required notice, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened.





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         SECTION 8.  QUORUM.  A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors.

         SECTION 9. GENERAL POWERS OF DIRECTORS. The Board of Directors shall have the management of the business of the corporation, and subject to the restrictions imposed by law, by the Articles of Incorporation or by these bylaws, may exercise all of the powers of the corporation.

         SECTION 10. SPECIFIC POWERS OF DIRECTORS. Without prejudice to such general powers, it is expressly hereby declared that the directors shall have the following powers, to-wit:

                 (a)  To adopt and alter a common seal of the corporation;

                 (b) To make and change regulations not inconsistent with these bylaws, for the management of the corporation's business and affairs;

                 (c) To purchase, acquire, sell, convey, trade, lease, let, pledge, mortgage, assign, transfer and deliver all of the property of the corporation, real, personal, or mixed, and to authorize the execution and acknowledgment and delivery of any and all character of contracts, deeds, bills of sale, transfers, assignments, leases, instruments of conveyance, mortgages, mineral deeds, oil and gas and mineral leases, pledges, dedications, deeds of trust, and such other instruments as may be proper, fit, necessary, or required in handling the property of the corporation without restriction or reservation;

                 (d) To pay for any property purchased for the corporation either wholly or partly in money, stocks, bonds, debentures or other securities of the corporation;

                 (e) To borrow money and to make and issue notes, bonds, and other negotiable and transferable instruments, mortgages, deeds of trust, and trust agreements, and to do every act and thing necessary to effectuate the same;

                 (f) To appoint and remove or suspend such subordinate officers, agents, or factors as they may deem necessary, and to determine their duties, and fix, and from time to time change, their salaries or remuneration and to require security as and when they think fit;

                 (g) To remove any officer for cause, or any officer other than the president, secretary, treasurer, or vice president summarily without cause, and in their discretion from time to time, to devolve the powers and duties of any officer upon any other person from time being;

                 (h) To confer upon any officer of the corporation the power to appoint, remove, and suspend subordinate officers and agents;





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                 (i)  To determine who shall be authorized on the corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments;

                 (j) To determine who shall be entitled to vote in the name of and on behalf of the corporation upon, or to assign and transfer any shares of stock, bonds, or other securities of other corporations held by the corporation;

                 (k) To delegate any of the powers of the Board in relation to the ordinary business of the corporation to any standing or special committee, or to any officer or agent (with power to subdelegate) upon such terms as they think fit; and

                 (l) To call special meetings of the shareholders for any purpose or purposes.

         SECTION 11. INTERESTED DIRECTORS. No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation's Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         SECTION 12. COMPENSATION OF DIRECTORS. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

         SECTION 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.





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                                  ARTICLE III

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall consist of a president, vice president, secretary and treasurer, and such other officers and assistant officers as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person. The president shall be a member of the Board of Directors, but no other officer need be a member of the Board.

         SECTION 2. RESIGNATION. Any officer may resign at any time. Such resignation shall be made in writing and shall become effective at the time specified therein, or if no time is specified, at the time the notice is delivered to the president or secretary, or the person in charge of the general offices of the corporation. Notwithstanding the foregoing, no resignation of any officer who is subject to an employment contract with the corporation shall in any way remove the obligation of that person to fulfill his obligations under his employment contract with the corporation.

         SECTION 3. VACANCIES. Whenever any vacancy shall occur in any office for any reason whatsoever, such office shall be filled by the Board of Directors and the officer so elected shall hold office until his successor is chosen and qualified.

         SECTION 4. PRESIDENT. The president shall, when present, preside at all meetings of the directors and act as temporary chairman at and call to order all meetings of the shareholders; and he shall have power to call special meetings of the shareholders and directors for any purpose or purposes, appoint and discharge, subject to the approval of the directors, employees, and agents of the corporation and fix their compensation, make and sign contracts and agreements in the name and on behalf of the corporation, and while the directors and the executive committee are not in session, he shall have general management and control of the business and affairs of the corporation. He shall see that the books, reports, statements, and certificates required by the statute under which this corporation is organized or any other laws applicable thereto are properly kept, made, and filed according to law, and he shall generally do and perform all acts incident to the office of the president or which are authorized or required by law.

         Without limiting the generality of the foregoing, the president of the corporation shall specifically have the power to:

                (a) Purchase, lease, or rent any piece of equipment deemed necessary in order for the corporation to conduct its business;

                (b) Borrow money on behalf of the corporation to purchase, lease, or rent any piece of equipment deemed necessary for the operation of the business of the corporation;





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                (c)  Execute promissory notes, security agreements, financing statements, or any other instrument required in order to purchase, lease or rent the equipment described in the preceding paragraphs;

                (d) Hire subordinate employees on behalf of the corporation and to terminate, either with or without cause, the employment of such employee subject only to the restrictions contained within any employment contract executed between the corporation and any such subordinate employee; and

                (e) Take any other action specifically provided for in a resolution executed by a majority of the Board of Directors of the corporation.

         SECTION 5. VICE PRESIDENT. The vice president shall be vested with all the powers and shall perform all the duties of the president in the absence or disability of the latter, unless or until the directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

         SECTION 6. SECRETARY. The secretary shall give or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these bylaws; and in the case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the president or by the directors or shareholders upon whose requisition the meeting is called as provided by these bylaws.

         He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned by the directors of the corporation or by the president. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the president, and attest to the same. He shall be sworn to the faithful discharge of his duties.

         SECTION 7. TREASURER. The treasurer shall have the custody of all funds, securities, evidences of indebtedness, and other valuable documents of the corporation; he shall receive and give or cause to be given receipts and acquittances for monies paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose, full and accurate accounts of all monies received and paid out on account of the corporation, and whenever required by the president or the directors, he shall render a statement of his accounts; he shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation; he shall, unless otherwise determined by the directors, have charge of the original stock books, transfer books, and stock ledgers and act as transfer agent in respect to the stock and securities of the corporation; and he shall perform all of the other duties incidental to the office of treasurer. Whenever required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall





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prescribe.  In addition to the foregoing, the Treasurer shall also be required to have the books and records of the corporation audited not less than once yearly by an accountant chosen by the treasurer and approved by a majority vote of the Board of Directors of the corporation.


                                   ARTICLE IV

                                 CAPITAL STOCK

         SECTION 1. CONSIDERATION FOR SHARES. The capital stock, whether original issue or treasury shares, may be issued for such consideration as shall be fixed from time to time by the Board of Directors, but never for less than par.

         SECTION 2. PAYMENT FOR SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in money, in property, tangible or intangible, or in labor or services actually performed for the corporation. When the payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. No certificates shall be issued for any share until such share is fully paid.

         SECTION 3. CERTIFICATES REPRESENTING SHARES. Each holder of the capital stock of the corporation shall be entitled to one or more certificates signed by the president or vice president and the secretary of the corporation, and sealed with the seal of the corporation, certifying the number of shares owned by him in the corporation. Such certificate shall be in the Texas Standard form.

         SECTION 4. TRANSFER OF STOCK. The shares of the corporation shall be transferable only in the books of the corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney or legal representative. Upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.


                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be in Tulsa, Oklahoma.





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         SECTION 2.  SEAL.  The seal of the corporation shall be circular in form and shall contain the name of the corporation.

         SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

         SECTION 4. INDEMNIFICATION. The corporation will indemnify its directors to the fullest extent permitted by the Texas Business corporation Act and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

         SECTION 5. INSURANCE. The corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

         SECTION 6. INVALID PROVISIONS. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

         SECTION 7. RELATION TO ARTICLES OF INCORPORATION. These Bylaws are subject to, and governed by, the Articles of Incorporation.


                                   ARTICLE VI

                                   AMENDMENTS

         SECTION 1. AMENDMENTS OF BYLAWS. The shareholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of these bylaws.





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